Exhibit 99.1

Cartesian Reports Third Quarter 2017 Financial Results

Overland Park, KS – November 13, 2017 – Cartesian, Inc. (OTCQB: CRTN), a specialist provider of consulting services and managed solutions to the global communications, technology and digital media industries, reported financial results for the third quarter ended September 30, 2017.

Revenues in the third quarter of 2017 decreased by 26% to $12.8 million from $17.3 million in the same year–ago period. The decrease was primarily due to lower volumes of projects in both North America and EMEA compared to the prior year quarter.

On a non-GAAP constant currency basis, revenues in the third quarter of 2017 were $12.7 million, a decrease of 26% from $17.3 million in the same year-ago period (see reconciliation to GAAP, below).

Gross margin was 32% in the third quarter of 2017 compared to 35% in the third quarter of 2016 primarily due to project mix. Gross profit decreased 33% to $4.1 million in the third quarter of 2017 compared to $6.1 million in the third quarter of 2016. The decrease in gross profit was primarily due to unfavorable project mix in North America.

Selling, general and administrative expenses in the third quarter of 2017 were $5.4 million (42% of revenues), a 10% decrease, compared to $6.0 million (35% of revenues) in the third quarter of 2016. The decrease in selling, general and administrative expenses was primarily due to decreases in technology related expenses and foreign currency exchange gains and losses and an increase in rental income.

GAAP loss from operations in the third quarter of 2017 totaled $1.3 million, compared to GAAP income from operations of $80,000 in the third quarter of 2016.

Non-GAAP adjusted loss from operations in the third quarter of 2017 totaled $0.8 million, as compared to non-GAAP adjusted income from operations of $0.8 million in the third quarter of 2016 (see reconciliation to GAAP, below).

GAAP net loss for the third quarter of 2017 was $1.3 million, or $0.15 per diluted share. GAAP net income for the third quarter of 2016 was break-even.

Non-GAAP adjusted net loss for the third quarter of 2017 totaled $1.0 million or $0.11 per diluted share, compared to non-GAAP adjusted net income of $0.7 million, or $0.08 per diluted share in the same year-ago period (see reconciliation to GAAP, below).

At quarter-end, cash and cash equivalents totaled $2.5 million, as compared to $3.0 million at the end of the prior quarter. Working capital was $1.9 million at the end of the third quarter, compared to $1.5 million at the end of the prior quarter.

Conference Call
Cartesian management will hold a conference call today (November 13, 2017) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. The call may also include discussion of company developments, forward-looking information and other material information about Cartesian’s business and financial matters.

Date: Monday, November 13, 2017
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
U.S. dial-in: 1-877-425-9470

Exhibit 99.1

International dial-in: 1-201-389-0878

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcasted live and available for replay via the investor section of the company's website.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through December 13, 2017.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay ID: 13673449

About Cartesian, Inc.

Cartesian, Inc. (OTCQB: CRTN) is a specialist provider of consulting services and managed solutions to leaders in the global communications, technology and digital media industries. Cartesian provides strategic advice, management consulting, and managed solutions to clients worldwide. The company has offices in Boston, Kansas City, London, New York, and Philadelphia. For more information, visit www.cartesian.com.

Investor Contact:

Matt Glover or Najim Mostamand
Liolios Group, Inc.
949-574-3860
CRTN@liolios.com

Exhibit 99.1

Non-GAAP Adjustments
In addition to reporting results of operations on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedules accompanying this press release entitled "Reconciliation of GAAP (Loss) Income from Operations to Non-GAAP Adjusted (Loss) Income from Operations and GAAP Net (Loss) Income to Non-GAAP Adjusted Net (Loss) Income" and “Reconciliation of Non-GAAP Constant Currency Revenues to GAAP Revenues”. In making these non-GAAP adjustments, the Company took into account certain non-cash expenses, including non-cash goodwill impairment, certain non-cash benefits and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations, including in each case tax effects as applicable. In calculating revenues for the third quarter and year-to-date period of fiscal 2017 on a constant currency basis, the Company applied average foreign exchange rates from the comparable period of the prior fiscal year to the Company's foreign-denominated revenues in the third quarter and year-to-date period of the current fiscal year. Management believes non-GAAP financial information provides a useful basis for evaluating underlying business performance, but should not be considered in isolation, is not in accordance with GAAP and is not a substitute for GAAP financial information. The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand Cartesian’s comparative operating performance for the periods presented.

Cartesian’s management uses the non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year. Cartesian’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although Cartesian’s management believes the non-GAAP financial measures are useful in evaluating the performance of its business, Cartesian acknowledges that items excluded from such measures have a material impact on the Company’s (loss) income from operations, net (loss) income, net (loss) income per diluted share and revenues calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and other users of our financial information should also consider the above factors when evaluating Cartesian’s results.

Cautionary Statement Regarding Forward Looking Information
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those anticipated, projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, our ability to generate sufficient cash flow from operations and obtain sufficient financing to pay our promissory note issued to Elutions if called for redemption by Elutions, our ability to successfully implement our strategic relationship with Elutions, our ability to consummate transactions with one or more strategic partners or investors, our ability to maintain a public trading market in our common stock, conditions in the industry sectors that the Company serves, overall economic and business conditions, the demand for the Company’s services, our ability to retain the limited number of large clients that constitute a major portion of our revenues, the level of cash and non-cash expenditures incurred by the Company, our ability to protect client or Cartesian data or information systems from security breaches and cyber-attacks, technological advances and competitive factors in the markets in which the Company competes, foreign currency exchange rate fluctuations, and the factors described in this press release and in Cartesian’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I and "Risk Factors" in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. Cartesian does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances, except as may be required by law.

Exhibit 99.1

CARTESIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Revenues	$12,785	$17,335	$40,049	$56,551

Cost of services	8,665	11,224	27,511	37,128

Gross Profit	4,120	6,111	12,538	19,423

Selling, general and administrative expenses (includes non-cash share-based compensation expense of $34 and $33 for the thirteen weeks ended September 30, 2017 and October 1, 2016, respectively, and $25 and $222 for the thirty-nine weeks ended September 30, 2017 and October 1, 2016, respectively)	5,416	6,031	16,779	22,032
Goodwill impairment	—	—	—	10,830

(Loss) income from operations	(1,296)	80	(4,241)	(13,439)

Other income (expense):
Interest expense, net	(91)	(68)	(233)	(190)
Change in fair value of warrants and derivative liabilities	100	114	242	65
Incentive warrants expense	(7)	(9)	(48)	(43)
Other expense (income)	—	(23)	—	45
Total other income (expense)	2	14	(39)	(123)

(Loss) income before income taxes	(1,294)	94	(4,280)	(13,562)
Income tax benefit (provision)	(50)	(89)	22	(221)
Net (loss) income	$(1,344)	$5	$(4,258)	$(13,783)

Net (loss) income per common share:

Basic	$(0.15)	$—	$(0.48)	$(1.60)

Diluted	$(0.15)	$—	$(0.48)	$(1.60)

Weighted average shares used in calculation of net (loss) income per common share:
Basic	9,089	8,637	8,833	8,639

Diluted	9,089	8,650	8,833	8,639

Exhibit 99.1

CARTESIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	September 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,474	$4,131
Accounts receivable, net	13,624	13,680
Inventory, net	226	362
Prepaid and other current assets	1,165	1,591
Total current assets	17,489	19,764

NONCURRENT ASSETS:
Property and equipment, net	1,911	2,056
Intangible assets, net	390	557
Deferred income tax assets	—	—
Other noncurrent assets	670	324
Total Assets	$20,460	$22,701

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$2,176	$1,704
Current borrowings	3,269	3,269
Liability for derivatives	728	970
Accrued payroll, bonuses and related expenses	2,790	3,752
Contingent consideration liability	—	1,903
Deferred revenue	790	1,327
Secured borrowing	4,347	768
Other accrued liabilities	1,495	2,117
Total current liabilities	15,595	15,810

NONCURRENT LIABILITIES:
Deferred revenue	1,009	471
Other noncurrent liabilities	573	588
Total noncurrent liabilities	1,582	1,059

TOTAL STOCKHOLDERS' EQUITY	3,283	5,832
Total Liabilities and Stockholders’ Equity	$20,460	$22,701

Exhibit 99.1

CARTESIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	For the Thirty-nine Weeks Ended
	September 30, 2017	October 1, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,258)	$(13,783)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of intangible assets	1,125	994
Other, net	303	11,120
Changes in operating assets and liabilities, net	(489)	(707)

Net cash used in operating activities	(3,319)	(2,376)

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	—	(270)
Acquisition of property and equipment	(948)	(650)

Net cash used in investing activities	(948)	(920)

CASH FLOWS FROM FINANCING ACTIVITIES:
Secured borrowing	3,579	886
Contingent consideration	(792)	—
Repurchase of common stock	—	(85)
Issuance of common stock	1	19

Net cash provided by financing activities	2,788	820

Effect of exchange rate on cash and cash equivalents	(178)	(239)

Net decrease in cash and cash equivalents	(1,657)	(2,715)
Cash and cash equivalents, beginning of period	4,131	6,879
Cash and cash equivalents, end of period	$2,474	$4,164

Exhibit 99.1

CARTESIAN, INC.
RECONCILIATION OF GAAP (LOSS) INCOME FROM OPERATIONS TO NON-GAAP ADJUSTED
(LOSS) INCOME FROM OPERATIONS AND GAAP NET (LOSS) INCOME
TO NON-GAAP ADJUSTED NET (LOSS) INCOME
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Reconciliation of GAAP (loss) income from operations to non-GAAP adjusted (loss) income from operations:
GAAP (loss) income from operations	$(1,296)	$80	$(4,241)	$(13,439)
Depreciation	325	251	921	759
Amortization of intangible assets	70	70	204	235
Non-cash share based compensation expense	34	33	25	222
Goodwill impairment	—	—	—	10,830
Fair value adjustment to contingent consideration	—	66	365	(235)
Inventory adjustment	44	52	135	156
Accrued executive severance and related costs	84	182	138	932
Lease expense for discontinuation of office space	—	—	58	—
Foreign currency exchange (gain) loss on note payable	(95)	95	(263)	428
Adjustments to GAAP (loss) income from operations	462	749	1,583	13,327
Non-GAAP adjusted (loss) income from operations	$(834)	$829	$(2,658)	$(112)

Reconciliation of GAAP net (loss) income to non-GAAP adjusted net (loss) income:
GAAP net (loss) income	$(1,344)	$5	$(4,258)	$(13,783)
Depreciation	325	251	921	759
Amortization of intangible assets	70	70	204	235
Non-cash share based compensation expense	34	33	25	222
Goodwill impairment	—	—	—	10,830
Fair value adjustment to contingent consideration	—	66	365	(235)
Inventory adjustment	44	52	135	156
Accrued executive severance and related costs	84	182	138	932
Lease expense for discontinuation of office space	—	—	58	—
Change in fair value of derivative liabilities	(100)	(114)	(242)	(65)
Foreign currency exchange (gain) loss on note payable	(95)	95	(263)	428
Incentive warrants expense	7	9	48	43
Tax effect of applicable non-GAAP adjustments (1)	17	5	65	(33)
Adjustments to GAAP net (loss) income	386	649	1,454	13,272
Non-GAAP adjusted net (loss) income	$(958)	$654	$(2,804)	$(511)

Exhibit 99.1

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Reconciliation of GAAP (loss) income from operations to non-GAAP adjusted (loss) income from operations:
GAAP net (loss) income per diluted common share	$(0.15)	$—	$(0.48)	$(1.60)
Depreciation	0.04	0.03	0.10	0.09
Amortization of intangible assets	0.01	0.01	0.02	0.03
Non-cash share based compensation expense	—	—	—	0.03
Goodwill impairment	—	—	—	1.25
Fair value adjustment to contingent consideration	—	0.01	0.04	(0.03)
Inventory adjustment	—	0.01	0.01	0.02
Accrued executive severance and related costs	0.01	0.02	0.02	0.11
Lease expense for discontinuation of office space	—	—	0.01	—
Change in fair value of derivative liabilities	(0.01)	(0.01)	(0.03)	(0.01)
Foreign currency exchange (gain) loss on note payable	(0.01)	0.01	(0.03)	0.05
Incentive warrants expense	—	—	0.01	—
Tax effect of applicable non-GAAP adjustments (1)	—	—	0.01	—
Adjustments to GAAP net (loss) income per diluted common share	0.04	0.08	0.16	1.54
Non-GAAP adjusted net (loss) income per diluted common share	$(0.11)	$0.08	$(0.32)	$(0.06)
Weighted average shares used in calculation of Non-GAAP adjusted net (loss) income per diluted common share	9,089	8,650	8,833	8,694

 (1) The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item after consideration of the Company's valuation allowance.

Exhibit 99.1

CARTESIAN, INC.
RECONCILIATION OF NON-GAAP CONSTANT CURRENCY REVENUES
TO GAAP REVENUES
(unaudited)
(in thousands, except growth rates)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	September 30, 2017	October 1, 2016	Year-Over-Year	September 30, 2017	October 1, 2016	Year-Over-Year
Non-GAAP Constant Currency Revenues Reconciliation (1)
GAAP revenues, as reported	$12,785	$17,335	(26.2)%	$40,049	$56,551	(29.2)%
Foreign currency exchange impact on 2017 revenues using 2016 average rates (2)	(47)			2,386
Non-GAAP revenues, at constant currency	$12,738	$17,335	(26.5)%	$42,435	$56,551	(25.0)%

(1) Non-GAAP revenues on a constant currency basis are calculated by applying the average foreign exchange rates for the thirteen weeks and thirty-nine weeks ended October 1, 2016 to foreign-denominated revenues in the comparable current year period. The difference between non-GAAP revenues and revenues calculated in accordance with GAAP is shown as "foreign currency exchange impact" in the table above.
Non-GAAP constant currency revenue changes (expressed as a percentage) are calculated by determining the change in non-GAAP constant currency revenues in the interim and year-to-date periods of fiscal 2017 compared to GAAP revenues for the prior year periods.